FUND PARTICIPATION AGREEMENT

This Fund Participation Agreement (the “Agreement”), effective as of 24th day of April, 2009, is made by and among Great-West Life & Annuity Insurance Company (“GWL&A”), First Great-West Life & Annuity Insurance Company (“First GWL&A”), (collectively, the “Company”), JPMorgan Insurance Trust (the Trust”), the Trust’s investment advisors, JPMorgan Investment Advisors Inc. and J. P. Morgan Investment Management Inc. (the “Advisers”), and the Trust’s administrator, JPMorgan Funds Management, Inc. (the “Administrator”).

WHEREAS, the Trust engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as “Variable Insurance Products”);

WHEREAS, insurance companies desiring to utilize the Trust as an investment vehicle under their Variable Insurance Products are required to enter into participation agreements with the Trust and the Administrator (the “Participating Insurance Companies”);

WHEREAS, shares of the Trust are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available for Variable Insurance Products of Participating Insurance Companies;

WHEREAS, the Trust intends to offer shares of the series set forth on Schedule B (each such series hereinafter referred to as a “Portfolio”) as may be amended from time to time by mutual agreement of the parties hereto under this Agreement to the accounts of the Company specified on Schedule A (hereinafter referred to individually as an “Account,” collectively, the “Accounts”);

WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission, granting the Trust exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (hereinafter the “1940 Act”) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by Variable Insurance Product separate accounts of both affiliated and unaffiliated insurance companies (hereinafter the “Shared Funding Exemptive Order”);

WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (hereinafter the “1933 Act”);

WHEREAS, the Advisers are duly registered as an investment advisers under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws;

WHEREAS, the Advisers is the investment adviser of the Portfolios of the Trust;

WHEREAS, the Company has registered certain Variable Insurance Products under the 1933 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, each Account intends to purchase shares of the Portfolios to fund certain of the aforesaid Variable Insurance Products and the Trust is authorized to sell such shares to each such Account at net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Trust, the Advisers, and the Administrator agree as follows:

Article 1

The Contracts

1.        GWL&A represents that it has established each of its Accounts specified on Schedule A as a separate account under Colorado law and First GWL&A represents that it has established its Accounts designated by the Company as the recipient for such notice of such delay by 3:00 p.m. Eastern Time on Trade Date plus 1.

2.6.    Issuance and transfer of the Trust’s shares will be by book entry only. Share certificates will not be issued to the Company or any Account. Shares ordered from the Trust will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.

2.7.    On each record date, the Administrator shall use its best efforts to furnish same day notice by 6:30 p.m. Eastern Time (by wire, telephone, electronic media or by fax) to the Company of any dividends or capital gain distributions payable on the Trust’s shares. The Company hereby elects to receive all such dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such dividends and capital gain distributions in cash. The Trust shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

2.8.    The Administrator shall make the net asset value per share of each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern Time. In the event that the Administrator is unable to meet the 6:30 p.m. time stated immediately above, then the Administrator shall provide the Company with additional time to notify the Administrator of purchase or redemption orders pursuant to Sections 2.1 and 2.3, respectively, above. Such additional time shall be equal to the additional time that the Administrator takes to make the net asset values available to the Company.

2.9.    If the Administrator provides materially incorrect share net asset value information through no fault of the Company, the Company shall be entitled to an adjustment with respect to the Trust shares purchased or redeemed to reflect the correct net asset value per share as subsequently determined by the Administrator. The determination of the materiality of any net asset value pricing error shall be based on the Trust’s policy for correction of pricing errors (the “Pricing Policy”). The Company shall correct such error in its records and in the records prepared by it for Contract owners in accordance with information provided by the Administrator. Any material error in the calculation or reporting of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to the Company.

2.10    The Administrator shall provide information to the Company of the amount of shares traded and the associated cost per share (NAV) total trade amount and the outstanding share balances held by the Account in each Portfolio as of the end of each Business Day. Such information will be furnished (electronically or by fax) by 1:00 p.m. Eastern time on the next Business Day.

2.11 Contract Owner Information

Section 1 – Definitions.

a.	Day(s) - calendar days unless noted otherwise.

b.

Exchange Purchase – Participant-Initiated fund transfer of any portion of a Participant’s assets into a Fund (not including purchases into the Fund made with new assets contributed or rolled into a Plan).

c.	Exchange Redemption – Participant-Initiated fund transfer of any portion of a Participant’s assets in a Plan out of a Fund (not including the withdrawal or distribution of assets out of a Plan).

d.

Fund(s) – The term “Fund” includes JPMorgan Distribution Services, Inc., which is the Fund’s principal underwriter, the Fund’s transfer agent and the series of the trusts and corporation listed in the Agreement. Fund(s)

Intermediary will not provide Participant or Plan share balance or dollar account balance information, agent or broker/dealer identification, or Participant name and address.

b.    Written requests for data shall set forth the specific period, not to exceed one hundred eighty (180) calendar days from the date of the request, for which transaction information is sought. Fund Company or its designee may request transaction information older than (180) calendar days from the date of the request as Fund Company deems necessary to investigate compliance with policies established by Fund Company for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by Fund Company. Fund Company agrees that in the absence of extraordinary circumstances, such requests will not be made more frequently than quarterly.

c.    Intermediary agrees to transmit the requested information that is on its books and records to Fund Company or their designee as soon as reasonably practicable, and agrees to use best efforts to transmit the requested information within five (5) business days after receipt of the request. Intermediary has no information housed by an indirect intermediary. The requested information shall be communicated in accordance with standards that are mutually agreed upon by the parties.

d.    Fund Company or its designee agree not to use the information received from Intermediary for any purpose other than to comply with SEC Rule 22c-2, and such other applicable laws, rules and regulations. Fund Company shall treat the information as strictly confidential and shall take such steps as are reasonably necessary to protect its confidentiality and prevent the unauthorized disclosure or use of such information.

e.    Intermediary agrees to execute written instructions from the Fund Company to restrict or prohibit further purchases or exchanges of Shares by a Participant that has been identified by the Fund Company as having engaged in transactions in Shares (directly or indirectly through the Intermediary’s account) that violate the trading policies established or utilized by the Funds for the purpose of eliminating or reducing potentially harmful market timing or frequent trading. Instructions must include the Taxpayer Identification Number (“TIN”), if known, and the specific restriction(s) to be executed. If the TIN is not known, the instructions must include an equivalent identifying number of the Participant(s) or account(s) or other agreed upon information to which the instruction relates. Intermediary agrees to execute instructions from the Fund to restrict or prohibit trading as soon as reasonably practicable, but not later than five business days after receipt of the instructions by the Intermediary. Intermediary agrees to provide written confirmation to Fund Company or its designee that instructions have been executed. Intermediary agrees to provide confirmation as soon as reasonably practicable and shall use best efforts to provide such confirmation not later than ten (10) business days after the instructions have been executed.

f.    Upon written request to Intermediary by a Plan or Participant, Fund Company agrees to provide to Intermediary with a copy of the Fund Company’s market timing or other abusive trading policies with respect to the Fund(s) that the Intermediary may provide to the Plan or Participant initiating the request.

Section 4 - Plan Fiduciary Directions. At the direction of a fiduciary with respect to a Plan (e.g., trustee or plan sponsor), in lieu of following the policies and procedures set forth herein with respect to said Plan, Intermediary will close a Fund(s) to all new purchases including exchanges and contributions, for all Participants in the Plan.

Article 3

Prospectuses, Reports to Shareholders and Proxy Statements, Voting

3.1.    The Trust shall provide the Company with as many printed copies of the Trust’s current prospectuses as the Company may reasonably request. The Administrator will provide the Company with a copy of the statement of additional information suitable for duplication. If requested by the Company, in lieu of providing printed copies, the Trust shall provide camera-ready film or computer diskettes containing the Trust’s prospectuses and statement of additional information in order for the Company once each year (or more frequently if the prospectuses and/or statement of additional information for the Trust is amended during

(ii)	vote the Trust shares in accordance with instructions received from Contract owners; and

(iii)

vote Trust shares for which no instructions have been received in the same proportion as Trust shares of such Portfolio for which instructions have been received, so long as and to the extent that the Securities and Exchange Commission continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners.

The Company reserves the right to vote Trust shares held in any segregated asset account in its own right, to the extent permitted by law.

Article 4

Sales Material and Information

4.1.    The Company shall furnish, or shall cause to be furnished, to the Trust, the Advisers or their designee, drafts of any language related to the Trust Portfolio(s) used in the prospectus, each piece of sales literature or other promotional material prepared by the Company or any person contracting with the Company to prepare such material in which the Trust, the Advisers or the Administrator is described, at least ten Business Days prior to its use. No such material shall be used if the Trust, the Advisers, the Administrator or their designee reasonably objects to such use within five Business Days after receipt of such material.

4.2.    Neither the Company nor any person contracting with the Company to prepare sales literature or other promotional material shall give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Trust prospectus, as such registration statement or Trust prospectus may be amended or supplemented from time to time, or in reports to shareholders or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or its designee, except with the permission of the Trust or its designee.

4.3.    The Administrator shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material prepared by the Trust in which the Company or its Accounts, are described at least ten Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five Business Days after receipt of such material.

4.4.    Neither the Trust, the Administrator, nor the Advisers shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement or prospectus may be amended or supplemented from time to time, or in published reports or solicitations for voting instruction for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5.    The Trust will provide to the Company, upon its request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Trust or its shares, promptly after the filing of such document with the Securities and Exchange Commission or other regulatory authorities.

4.6.    The Company will provide to the Trust, upon the Trust’s request, at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the investment in an Account or Contract, promptly after the filing of such documents with the Securities and Exchange Commission or other regulatory authorities.

6.5.    The Company represents that it believes, in good faith, that the Account is a “segregated asset account” and that interests in the Account are offered exclusively through the purchase of a “variable contract,” within the meaning of such terms under Section 1.817-5(f)(2) of the regulations under the Code, and that it will make every effort to continue to meet such definitional requirements, and that it will notify the Trust immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future.

6.6.    The Trust represents and warrants that it is and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount no less than the minimal coverage as required currently by Rule 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Trust will notify the Company immediately upon having a reasonable basis for believing that the Trust no longer has the coverage required by this Section 6.6.

6.7.    The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other entities dealing with the money or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust, in an amount not less than five million dollars ($5,000,000). Such bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect and agrees to notify the Trust immediately upon having a reasonable basis for believing that the Company no longer has the coverage required by this Section 6.7.

6.8.    The Trust represents that a majority of its disinterest trustees have approved the Trust’s distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act.

6.9.    The Advisers and the Administrator each represents and warrants that it complies with all applicable federal and state laws and regulations and that it will perform its obligations for the Trust and the Company in compliance with the laws and regulations of its state of domicile and any applicable state and federal laws and regulations.

Article 7

Statements and Reports

7.1.    The Administrator or its designee will make available electronically to the Company within five (5) Business Days after the end of each month a monthly statement of account confirming all transactions made during that month in the Account.

7.2.    The Trust and Administrator agree to provide the Company no later than March 1 of each year with the investment advisory and other expenses of the Trust incurred during the Trust’s most recently completed fiscal year, to permit the Company to fulfill its prospectus disclosure obligations under the SEC’s variable annuity fee table requirements.

Article 8

Potential Conflicts

8.1.    If required under the Shared Funding Exemptive Order, the Board will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the Contract owners of all Accounts investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance Contract owners; or (f) a decision by a Participating Insurance Company to

8.7.    If required under the Shared Funding Exemptive Order, each of the Company and the Advisers shall at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon them by the provisions hereof and in the Shared Funding Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Board. Without limiting the generality of the foregoing or the Company’s obligations under Section 8.2, the Company shall provide to the Administrator a written report to the Board no later than January 15th of each year indicating whether any material irreconcilable conflicts have arisen during the prior fiscal year of the Trust. All reports received by the Board of potential or existing conflicts, and all Board action with regard to determining the existence of a conflict, notifying Participating Insurance Companies of a conflict, and determining whether any proposed action adequately remedies a conflict, shall be properly recorded in the minutes of the Board or other appropriate records, and such minutes or other records shall be made available to the Securities and Exchange Commission upon request.

Article 9

Indemnification

9.1.    Indemnification By The Company

9.1 (a). The Company agrees to indemnify and hold harmless the Trust, the Administrator, the Advisers, and each member of their respective Boards and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section 9.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Trust’s shares or the Contracts and:

(i)

arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Trust for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Trust shares; or

(ii)

arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Trust not supplied by the Company, or persons under its control and other than statements or representations authorized by the Trust) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Trust shares; or

(iii)

arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Trust or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company; or

(iv)	arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Administrator; or

(iii)	arise as a result of any failure by the Administrator to provide the services and furnish the materials under the terms of this Agreement; or

(iv)

arise out of or result from any material breach of any representation and/or warranty made by the Administrator in this Agreement or arise out of or result from any other material breach of this Agreement by the Administrator; as limited by and in accordance with the provisions of Section 9.2(b) and 9.2(c) hereof.

9.2(b). The Administrator shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

9.2(c). The Administrator shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Administrator in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Administrator of any such claim shall not relieve the Administrator from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Administrator will be entitled to participate, at its own expense, in the defense thereof. The Administrator also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Administrator to such Indemnified Party of the Administrator’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Administrator will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other than reasonable costs of investigation.

9.2(d). The Company agrees promptly to notify the Administrator of the commencement of any litigation or proceedings against it or any of its Indemnified Parties in connection with the issuance or sale of the Contracts or the operation of each Account in which the Portfolios are made available.

9.3.     Indemnification by the Advisers

9.3(a). The Advisers agree to indemnify and hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (hereinafter collectively, the “Indemnified Parties” and individually, “Indemnified Party,” for purposes of this Section 9.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Advisers) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or

Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(i)

arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished the Trust by or on behalf of the Advisers, the Company, or the Administrator for use in the registration statement or prospectus for the Trust or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii)

arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust; or

(iii)	arise as a result of any failure by the Trust to provide the services and furnish the materials under the terms of this Agreement; or

(iv)

arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust; as limited by and in accordance with the provisions of Section 9.4(b) and 9.4(c) hereof.

9.4(b). The Trust shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement.

9.4(c). The Trust shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the Indemnified Party named in the action. After notice from the Trust to such Indemnified Party of the Trust’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Trust will not be liable to such Indemnified Party under this Agreement for any legal or other expenses subsequently incurred by such Indemnified Party independently in connection with the defense thereof other then reasonable costs of investigation.

9.4(d). The Company agrees to promptly notify the Trust of the commencement of any litigation or proceedings against it or any of the Indemnified Parties in connection with this Agreement, the issuance or sale of the Contracts, with respect to the operation of each Account, or the sale or acquisition of shares of the Trust.

(g)

termination by the Company by written notice to the Trust, the Advisers, or the Administrator, if the Company shall determine, in its sole judgment exercised in good faith, that either the Trust, the Advisers, or the Administrator has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, provided that the Company will give the Trust, the Advisers, and the Administrator sixty (60) days’ advance written notice of such determination of its intent to terminate this Agreement, and provided further that after consideration of the actions taken by the Trust, the Advisers, or the Administrator and any other changes in circumstances since the giving of such notice, the determination of the Company shall continue to apply on the 60th day since giving of such notice, then such 60th day shall be the effective date of termination; or

(h)

termination by any party upon the other party’s breach of any representation or any material breach of any provision of this Agreement, which breach has not been cured to the satisfaction of the terminating party within ten (10) days after written notice of such breach is delivered to the Trust or the Company, as the case may be; or

(i)

termination by the Trust, the Advisers, or Administrator by written notice to the Company in the event an Account or Contract is not registered (unless exempt from registration) or sold in accordance with applicable federal or state law or regulation, or the Company fails to provide pass-through voting privileges as specified in Section 3.3; or

(j)

at the option of Trust, upon the institution of formal proceedings against First GWL&A or GWL&A by the SEC, FINRA, any state insurance regulator or any other regulatory body regarding their respective obligations under this Agreement or related to the sale of the Contracts, the operation of each Separate Account, or the purchase of Shares, if, in each case, Trust reasonably determines that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on the Trust with respect to which the Agreement is to be terminated AND only with respect to proceedings against either First GWL&A or GWL&A; or

(k)

at the option of the Company upon institution of formal proceedings against the Trust, the Advisers or the Administrator by the SEC, FINRA or any state insurance regulator or any other regulatory body regarding Trust’s obligations under this Agreement or related to the operation or management of Fund or the purchase of Fund Shares, if, in each ease, the Company reasonably determine that such proceedings, or the facts on which such proceedings would be based, have a material likelihood of imposing material adverse consequences on First GWL&A. GWL&A, their respective affiliates, officers or directors, or the Subaccount corresponding to the Fund with respect to which the Agreement is to be terminated.

11.2.     Effect of Termination. Notwithstanding any termination of this Agreement, the Trust may continue to make available additional shares of the Trust pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”) unless such further sale of Trust shares is proscribed by law, regulation or applicable regulatory body, or unless the Trust determines that liquidation of the Trust following termination of this Agreement is in the best interests of the Trust and its shareholders. The parties agree that this Section 11.2 shall not apply to any terminations under Article 8 and the effect of such Article 8 terminations shall be governed by Article 8 of this Agreement.

11.3.     The Company shall not redeem Trust shares attributable to the Contracts (as distinct from Trust shares attributable to the Company’s assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations

If to the Company:

Great-West Life & Annuity Insurance Company; and/or

First Great-West Life & Annuity Insurance Company

8515 E. Orchard Road

Greenwood Village, CO 80111

Attn: Beverly A. Byrne, Chief Compliance Officer & Legal Counsel, Financial Services

Article 13

Miscellaneous

13.1.    All persons dealing with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust as neither the Board, officers, agents or shareholders assume any personal liability for obligations entered on behalf of the Trust. Each of the Company, the Advisers, and the Administrator acknowledges and agrees that, as provided by the Trust’s Amended and Restated Declaration of Trust, the shareholders, trustees, officers, employees and other agents of the Trust and the Portfolios shall not personally be bound by or liable for matters set forth hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder. The Trust’s Amended and Restated Declaration of Trust is on file with the Secretary of State The Commonwealth of Massachusetts.

13.2.    The Company will comply with all applicable laws and regulations aimed at preventing, detecting, and reporting money laundering and suspicious transactions. Without limiting the generality of the foregoing, the Company shall take all necessary and appropriate steps, consistent with applicable regulations and generally accepted industry practices, to: (i) obtain, verify, and retain information with regard to Contract owner identification and source of Contract owner funds, and (ii) maintain records of all Contract owner transactions. The Company will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Trust with any requested information about Contract owners and their accounts in the event that the Trust shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority. To the extent permitted by applicable law and regulations, the Company will notify the Trust of any concerns that the Company may have in connection with any Contract owner in the context of relevant anti-money laundering laws or regulations.

13.3.    Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

13.4.    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

13.5.    This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

13.6.    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.7.    Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities (and other parties hereto) reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ Susan Gile

Name:	Susan Gile

Title:	VP., Individual Markets

FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ Christopher Bergeon

Name:	Christopher Bergeon

Title:	Vice President

JPMORGAN INSURANCE TRUST

By:	/s/ Jeffrey D. House

Name:	Jeffrey D. House

Title:	Assistant Treasurer

JPMORGAN INVESTMENT ADVISORS INC.

By:	/s/ John C. Noel

Name:	John C. Noel

Title:	Treasurer & CFO

J.P. MORGAN INVESTMENT MANAGEMENT INC.

By:	/s/ Gary J Madich

Name:	Gary J Madich

Title:	Managing Director

JPMORGAN FUNDS MANAGEMENT, INC.

By:	/s/ Robert L. Young

Name:	Robert L. Young

Title:	Vice President

SCHEDULE A

SEPARATE ACCOUNTS AND CONTRACTS

as of April 24, 2009 which Accounts and Contracts may be changed from time to time upon written notification to the Trust by the Company within a reasonable time from such change;

Name of Separate Account and Date Established by Board of Directors	Contract & Form Number Funded by Separate Account

Variable Annuity-1 Separate Account of Great-West Life & Annuity Insurance Company – 7/24/95	Select - J444 OneSource – J434

Variable Annuity-1 Separate Account of First Great-West Life & Annuity Insurance Company – 1/15/97	Select - J444 (NY) OneSource – J434 (NY)

Schedule B

Portfolios of the Trust

JPMorgan Insurance Trust Balanced Portfolio Class 1

JPMorgan Insurance Trust Core Bond Portfolio Class 1

JPMorgan Insurance Trust U.S. Equity Portfolio Class 1

JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio Class 1

JPMorgan Insurance Trust Mid Cap Value Portfolio Class 1

JPMorgan Insurance Trust Equity Index Portfolio Class 1

JPMorgan Insurance Trust International Equity Portfolio Class 1

JPMorgan Insurance Trust Intrepid Growth Portfolio Class 1

JPMorgan Insurance Trust Intrepid Mid Cap Portfolio Class 1

JPMorgan Insurance Trust Small Cap Core Portfolio Class 1